UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

HORIZON LINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2006, Horizon Lines, Inc. (the “Company”) announced that its subsidiary, Horizon Lines, LLC, together with UBS AG, Stamford Branch, as administrative agent, UBS AG, Stamford Branch, as issuing bank, and certain lenders, entered into Amendment No. 3 (“Amendment No. 3”) to the Amended and Restated Credit Agreement, dated as of April 7, 2005, among such parties and the other parties thereto (if any).

The primary components of Amendment No. 3 include: 1) increasing the revolving credit facility by $25 million to $75 million; 2) increasing the additional term loan borrowing availability by $25 million to $75 million; 3) raising the annual capital spending limit to $40 million, exclusive of vessel and equipment lease buyouts; 4) allowing for 100% carryover of unutilized permitted annual capital spending; 5) increasing maximum restricted payments on a rolling four quarters basis from $15 million to $36 million; 6) providing 100% credit for voluntary loan prepayments on the required annual excess cash flow sweep now commencing in 2007; and 7) increasing permitted acquisitions from $30 million to $120 million annually and from $100 million to $200 million over the life of the facility. The pre-amendment senior credit facility consisted of a $250 million term loan and a $50 million revolving credit facility.

On December 12, 2006, the Company issued a press release announcing Amendment No. 3. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Forward-Looking Statements. The information contained in this Current Report on Form 8-K (including the exhibit hereto) should be read in conjunction with our filings made with the Securities and Exchange Commission. This Current Report on Form 8-K (including the exhibit hereto) contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: our substantial debt; restrictive covenants under our debt agreements; decreases in shipping volumes; raising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones-Act competitor; delayed delivery or non-delivery of one or more of our new vessels; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the aging of our vessels; unexpected substantial drydocking costs for our vessels; the loss of our key management personnel; actions by our stockholders; changes in tax laws or in their interpretation or application, adverse tax audits and other tax matters; and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Current Report on Form 8-K (including the exhibit hereto) might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 25, 2005 as filed with the SEC or in our prospectus filed with the SEC pursuant to Rule 424(b)(3) on November 17, 2006 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1*	Press release dated December 12, 2006.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: December 14, 2006	By:	/s/ M. Mark Urbania
M. Mark Urbania
Senior Vice President, Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated December 12, 2006.